FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 30, 1998


                           PARAMARK ENTERPRISES, INC.
               (Exact name of registrant as specified in charter)


         Delaware                        0-23026                 22-3261564
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
incorporation or organization)                            Identification Number)


                                One Harmon Plaza
                           Secaucus, New Jersey 07094
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (201) 422-0910


                               135 Seaview Drive
                           Secaucus, New Jersey 07094
         (Former name or former address, if changed since last report)

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Item 5. Other Events.

         On June 30, 1998, Paramark Enterprises, Inc. (the "Company") entered into an agreement (the "Agreement") with Triarc Restaurant Group, pursuant to which the Company will sell its T.J. Cinnamons(R) wholesale distribution rights and will assign all of its franchise agreements for T.J. Cinnamons(R) full concept bakeries to a subsidiary of Triarc Restaurant Group.
         The Company will continue to distribute certain T.J. Cinnamons(R) branded products during a transition period ending on December 31, 1998, to certain supermarket and wholesale club accounts. The transaction is subject to the approval of the Company's shareholders and other customary closing conditions.
         The Agreement provides for an aggregate purchase price of $4,000,000 and a contingent additional payment of up to $1,000,000, based on achieving certain specified sales targets for the fiscal year ending December 31, 1998. The Company will retain all liabilities relating to all aspects of its business for all periods prior to the closing.
         The foregoing summary of the Agreement is only a brief description of the Agreement and is amplified and qualified in its entirety by the detailed provisions of the Agreement which is filed as an exhibit hereto and is incorporated herein.


Item 7. Financial statements and Exhibits.

              (c) Exhibits.

                  Number   Title

                  10.1 Agreement by between and among TJ Holding Company, Inc., Arby's, Inc. d/b/a Triarc Restaurant Group and Paramark Enterprises, Inc.

                  10.2 Form of Wholesale License Agreement between Arby's, Inc. d/b/a Triarc Restaurant Group and Paramark Enterprises, Inc.

                  99.1     Press release dated July 8, 1998.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   Paramark Enterprises, Inc.
                                   (Registrant)



                                   By: /s/ Alan S. Gottlich
                                   Alan S. Gottlich
                                   President


Dated:            July 9,1998